EXHIBIT 23.1




Richardson & Company                                 550 Howe Avenue, Suite 210
                                                   Sacramento, California 95825

                                                      Telephone: (916) 564-8727
                                                            FAX: (916) 564-8728



                              CONSENT OF RICHARDSON & COMPANY


We consent to the incorporation by reference in the Registration Statement (Form S-8) (SEC File Number 333-62294) pertaining to the Sonoma Valley Bancorp's 1996 Stock Option Plan as amended in April 1999 and the Registration Statement (Form S-8) (SEC File Number 333-88610) pertaining to the Sonoma Valley Bancorp's 2002 Equity Incentive Plan of our report dated January 29, 2004 with respect to the consolidated financial statements of Sonoma Valley Bancorp and Subsidiary included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                              /s/ Richardson & Company
                                              Richardson & Company
Sacramento, California
March 22, 2004